Exhibit 99.1

LQR House Inc. Announces Change of Ticker Symbol From “LQR” to “YHC” Effective December 16, 2024

MIAMI BEACH, FL / ACCESSWIRE / December 13, 2024 / LQR House Inc. (the “Company” or “LQR House”) (NASDAQ: LQR), a niche e-commerce platform specializing in the spirits and beverage industry, today announced that its shares of common stock will begin trading under the new ticker symbol “YHC” on the Nasdaq Capital Market prior to the market open on December 16, 2024. This change marks a strategic evolution for the Company, replacing the current ticker symbol “LQR” used since the Company’s initial public offering in 2023.

The decision to adopt the new ticker symbol reflects the vision of LQR House’s recently nominated board members, Yilin Lu and Hong Chun Yeung, both of whom bring extensive experience in capital markets and a strategic focus on driving profitability. Their backgrounds include leadership roles in prominent organizations such as Cantor Fitzgerald Capital Market in Hong Kong and Goldman Sachs, positioning them to unlock new growth opportunities for LQR House through their expertise and extensive investor networks, particularly in Asia.

The new ticker, “YHC”, translates to “one bottle” in their native language, symbolizing the Company’s ongoing commitment to uniting cultures and communities through the shared experience of spirits.

Sean Dollinger, Chief Executive Officer of LQR House, commented, “While we’ve always loved the “LQR” ticker symbol, our priority is creating long-term value for our shareholders. We believe it’s essential to follow the strategic guidance of our newest board members, who bring significant expertise and connections in Asian capital markets. This change is bittersweet for me, but I’m confident it represents the fresh perspective and momentum the Company needs to grow and garner the attention it truly deserves.”

LQR House’s move to rebrand its ticker symbol underscores its commitment to aligning its identity with a forward-looking strategy focused on global engagement, innovative e-commerce solutions, and expanding its presence in key markets.

About LQR House Inc.

LQR House intends to become a prominent force in the wine and spirits e-commerce sector, epitomized by its flagship alcohol marketplace, CWSpirits.com. This platform seamlessly delivers a diverse range of emerging, premium, and luxury spirits, wines, and champagnes from esteemed retail partners like Country Wine & Spirits. Functioning as a technology-driven hub, LQR House utilizes software, data analytics, and artificial intelligence to elevate the consumer experience. CWSpirits.com stands out as the go-to destination for modern, convenience-oriented shoppers, providing a curated selection of alcohol products delivered to homes across the United States. Beyond its role in the e-commerce sector, LQR House is a marketing agency with a specialized focus on the alcohol industry. The Company measures campaign success by directly correlating it with sales on CWSpirits.com, demonstrating a return on investment. Backed by an influential network of over 550 figures in the alcohol space, LQR House strategically drives traffic to CWSpirits.com, enhancing brand visibility. LQR House intends to disrupt the traditional landscape of the alcohol industry, driven by its dedication to providing an unparalleled online purchasing experience and delivering tailored marketing solutions.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Shareholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. Forward-looking statements contained in this press release are made only as of the date of this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other reports and documents that the Company files from time to time with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors”. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other reports and documents that the Company files from time to time with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

Investor and Media Contact:

info@lqrhouse.com